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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-2
                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 24, 1999

                          ACRODYNE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                             Commission file number
                                     0-24886

      Delaware                                            11-3067564
      --------                                            ----------
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                      Identification No.)

      516 Township Line Road
      Blue Bell, Pennsylvania                             19422
      -----------------------                             -----
      (Address of principal executive offices)            (Zip Code)

      Issuer's telephone number: 215-542-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)

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Item 4.  Changes in Registrant's Certifying Accountant.

Acrodyne's Board of Directors unanimously resolved to appoint Arthur Andersen LLP as the company's independent accountant for the fiscal year ending December 31, 1999, and to discontinue the services of PricewaterhouseCoopers LLP, which had served as the company's independent accountant since May 1991. On April 30, 1999, PricewaterhouseCoopers LLP was dismissed as the Company's auditors and Arthur Andersen LLP was engaged on April 30, 1999, to audit the financial statements of Acrodyne for fiscal year ending December 31, 1999.

PricewaterhouseCoopers LLP's reports on the company's financial statements for the past two fiscal years ended December 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits for the past two fiscal years ended December 31, 1998 and 1997, there have been no disagreements with PricewaterhouseCoopers, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

Exhibit 16.1 Letter from PWC attached

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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Acrodyne Communications, Inc.
                                             -----------------------------
                                             (Registrant)

May 24, 1999                                 /s/ A. Robert Mancuso
                                             -------------------------
                                                 A. Robert Mancuso
                                                 President and CEO